Exhibit 99.1

NEWS RELEASE

Contact:

Alliance HealthCare Services

Howard Aihara

Executive Vice President

Chief Financial Officer

(949) 242-5300

ALLIANCE HEALTHCARE SERVICES REPORTS RESULTS

FOR THE THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2010 AND

REAFFIRMS FULL YEAR 2010 REVENUE AND ADJUSTED EBITDA GUIDANCE RANGES

NEWPORT BEACH, CA—October 27, 2010–Alliance HealthCare Services, Inc. (NYSE:AIQ) (the “Company” or “Alliance”), a leading national provider of outpatient diagnostic imaging and radiation therapy services, announced results for the third quarter and nine months ended September 30, 2010.

Third Quarter and First Nine Months 2010 Financial Results

Revenue for the third quarter of 2010 was $121.1 million compared to $124.2 million in the third quarter of 2009. On a sequential basis, third quarter 2010 revenue of $121.1 million was consistent with second quarter 2010 revenue of $121.4 million. For the first nine months of 2010, revenue was $361.2 million compared to $386.0 million in the same period of 2009.

Alliance’s Adjusted EBITDA (as defined below) was $40.4 million in the third quarter of 2010 compared to $46.2 million in the third quarter of 2009. For the first nine months of 2010, Adjusted EBITDA totaled $123.1 million compared to $142.1 million in the first nine months of 2009.

Earnings (loss) per share on a diluted basis, computed in accordance with generally accepted accounting principles (“GAAP”), were ($0.02) per share in the third quarter of 2010 and $0.06 per share in the third quarter of 2009. In the third quarter of 2010 earnings (loss) per share on a diluted basis were impacted by ($0.02) in the aggregate due to fair value adjustments related to interest rate swaps, severance and related costs and mergers and acquisitions transaction costs.

Alliance’s net income, computed in accordance with GAAP, totaled ($1.0) million in the third quarter of 2010 compared to net income of $3.0 million in the third quarter of 2009.

Paul S. Viviano, Chairman of the Board and Chief Executive Officer, stated, “Alliance continues to implement strategies centered on improving the MRI revenue gap, opening new fixed-site imaging centers and stabilizing revenue. Alliance continues to operate in an environment of challenging macroeconomic trends, including the high national unemployment rate, a decline in physician office visits in the third quarter and the decline in managed care enrollment, which continues to impact volumes. Notwithstanding, Alliance continues to generate industry leading operating cash flow and free cash flow. Further, the integration of the three acquisitions completed in 2010 is progressing according to plan.”

Alliance HealthCare Services

Press Release

October 27, 2010

Cash flows provided by operating activities were $32.6 million in the third quarter of 2010 compared to $47.3 million in the third quarter of 2009, and totaled $85.1 million and $108.6 million in the first nine months of 2010 and 2009, respectively. Capital expenditures in the third quarter of 2010 were $15.6 million compared to $17.5 million in the third quarter of 2009, and were $43.8 million and $51.4 million for the first nine months of 2010 and 2009, respectively. Alliance opened six new fixed-site imaging centers in the third quarter of 2010 and a total of 12 new fixed-site imaging centers in the first nine months of 2010.

Alliance’s net debt, defined as total long-term debt (including current maturities) less cash and cash equivalents, totaled $552.0 million at September 30, 2010 and $556.0 million at December 31, 2009. In the first nine months of 2010, the Company invested $31.7 million in acquisitions. Cash and cash equivalents were $103.6 million at September 30, 2010 and $111.9 million at December 31, 2009. The Company’s net debt, as defined above, divided by the last twelve months Adjusted EBITDA (pro forma for acquisitions during the period) was 3.3x for the twelve month period ended September 30, 2010.

The Company’s total long-term debt (including current maturities) decreased to $655.6 million at September 30, 2010 from $667.9 million at December 31, 2009. The Company’s total debt divided by last twelve months Adjusted EBITDA (pro forma for acquisitions during the period) was 4.0x for the twelve month period ended September 30, 2010.

Full Year 2010 Guidance

Alliance reaffirms its full year 2010 revenue and Adjusted EBITDA guidance ranges and is updating certain of its other 2010 guidance ranges as follows:

	Current Guidance Ranges	Revised Guidance Ranges
(dollars in millions)

Revenue	$470 - $500	No change
Adjusted EBITDA	$155 - $180	No change
Cash capital expenditures	$65 - $75	$55 - $65
Decrease in long-term debt, net of the change in cash and cash equivalents (before acquisitions)	$30 - $50	No change
Fixed-site imaging center openings	20 - 25	No change
Radiation therapy center openings	5 - 8	Up to 2

Alliance HealthCare Services

Press Release

October 27, 2010

Third Quarter 2010 Earnings Conference Call

Investors and all others are invited to listen to a conference call discussing third quarter 2010 results. The conference call is scheduled for Thursday, October 28 at 8:30 a.m. Eastern Time. The call will be broadcast live on the Internet and can be accessed by visiting the Company’s website at www.alliancehealthcareservices-us.com. Click on Audio Presentations in the Investors section of the website to access the link.

The conference call can be accessed at (888) 694-4676 (United States) or (973) 582-2737 (International). Interested parties should call at least 5 minutes prior to the call to register. A telephone replay will be available until January 28, 2011. The telephone replay can be accessed by calling (800) 642-1687 (United States) or (706) 645-9291 (International). The conference call identification number is 19420693.

Definition of Adjusted EBITDA

Adjusted EBITDA, as defined by the Company’s management, represents net income before: interest expense, net of interest income; income taxes; depreciation expense; amortization expense; net income attributable to noncontrolling interests; non-cash share-based compensation; severance and related costs; loss on extinguishment of debt; fees and expenses related to acquisitions and other non-cash charges included in other (income) expense, net, which includes non-cash losses on sales of equipment. The components used to reconcile net income to Adjusted EBITDA are consistent with our historical presentation of Adjusted EBITDA. Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles, or “GAAP.” For a more detailed discussion of Adjusted EBITDA and reconciliation to net income, see the table entitled “Adjusted EBITDA” included in the tables following this release.

About Alliance HealthCare Services

Alliance HealthCare Services is a leading national provider of advanced outpatient diagnostic imaging and radiation therapy services based upon annual revenue and number of systems deployed. Alliance focuses on MRI, PET/CT and CT through its Imaging division and radiation therapy through its Oncology division. With more than 2,300 team members committed to providing exceptional patient care and exceeding customer expectations, Alliance provides quality clinical services for over 1,000 hospitals and other healthcare partners in 46 states. Alliance operates 521 diagnostic imaging and radiation therapy systems. The Company is the nation’s largest provider of advanced diagnostic mobile imaging services and one of the leading operators of fixed-site imaging centers, with 126 locations across the country. Alliance also operates 26 radiation therapy centers, providing state-of-the-art treatment and care for cancer patients.

Alliance HealthCare Services

Press Release

October 27, 2010

Forward-Looking Statements

This press release contains forward-looking statements relating to future events, including statements related to investment, development and acquisition activity, the implementation of strategic initiatives, the integration of acquired businesses into the Company, the opening of new imaging and radiation oncology centers, and the Company’s full year 2010 guidance. In this context, forward-looking statements often address the Company’s expected future business and financial results and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Forward-looking statements by their nature address matters that are uncertain and subject to risks. Such uncertainties and risks include: changes in the preliminary financial results and estimates due to the restatement or review of the Company’s financial statements; the nature, timing and amount of any restatement or other adjustments; the Company’s ability to make timely filings of its required periodic reports under the Securities Exchange Act of 1934; issues relating to the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; the Company’s high degree of leverage and its ability to service its debt; factors affecting the Company’s leverage, including interest rates; the risk that the counterparties to the Company’s interest rate swap agreements fail to satisfy their obligations under these agreements; the Company’s ability to obtain financing; the effect of operating and financial restrictions in the Company’s debt instruments; the accuracy of the Company’s estimates regarding its capital requirements; the effect of intense levels of competition in the Company’s industry; changes in the methods of third party reimbursements for diagnostic imaging and radiation oncology services; fluctuations or unpredictability of the Company’s revenues, including as a result of seasonality; changes in the healthcare regulatory environment; the Company’s ability to keep pace with technological developments within its industry; the growth in the market for MRI and other services; the disruptive effect of hurricanes and other natural disasters; adverse changes in general domestic and worldwide economic conditions and instability and disruption of credit markets; difficulties the Company may face in connection with recent, pending or future acquisitions, including unexpected costs or liabilities resulting from the acquisitions, diversion of management’s attention from the operation of the Company’s business, and risks associated with integration of the acquisitions; and other risks and uncertainties identified in the Risk Factors section of the Company’s Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission (the “SEC”); as may be modified or supplemented by our subsequent filings with the SEC. These uncertainties may cause actual future results or outcomes to differ materially from those expressed in the Company’s forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake to update its forward-looking statements except as required under the federal securities laws.

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ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(Unaudited)

(in thousands, except per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2010	2009	2010
Revenues	$124,227	$121,090	$386,031	$361,158

Costs and expenses:
Cost of revenues, excluding depreciation and amortization	65,515	66,304	202,060	196,711
Selling, general and administrative expenses	15,746	16,915	51,065	49,546
Transaction costs	79	756	880	1,543
Severance and related costs	462	303	750	846
Depreciation expense	24,184	22,995	71,378	69,780
Amortization expense	2,721	3,308	8,258	9,201
Interest expense and other, net	11,166	12,629	33,380	38,752
Other (income) and expense, net	(244)	(299)	(878)	(627)

Total costs and expenses	119,629	122,911	366,893	365,752

Income (loss) before income taxes, earnings from unconsolidated investees, and noncontrolling interest, net of taxes	4,598	(1,821)	19,138	(4,594)
Income tax expense (benefit)	2,053	(799)	8,269	(1,485)
Earnings from unconsolidated investees	(1,260)	(922)	(2,678)	(2,900)

Net income (loss)	3,805	(100)	13,547	(209)
Less: Net income attributable to noncontrolling interest, net of tax	(783)	(880)	(2,030)	(2,854)

Net income (loss) attributable to Alliance HealthCare Services, Inc.	$3,022	$(980)	$11,517	$(3,063)

Comprehensive income (loss), net of taxes
Net income (loss) attributable to Alliance HealthCare Services, Inc.	$3,022	$(980)	$11,517	$(3,063)
Unrealized (loss) gain on hedging transactions, net of taxes	(304)	467	(464)	1,095

Comprehensive income (loss), net of taxes:	$2,718	$(513)	$11,053	$(1,968)

Earnings (loss) per common share attributable to Alliance HealthCare Services, Inc.:
Basic	$0.06	$(0.02)	$0.22	$(0.06)

Diluted	$0.06	$(0.02)	$0.22	$(0.06)

Weighted average number of shares of common stock and common stock equivalents:
Basic	51,765	52,762	51,691	52,755
Diluted	52,014	52,762	52,157	52,755

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	December 31, 2009	September 30, 2010
ASSETS
Current assets:
Cash and cash equivalents	$111,884	$103,624
Accounts receivable, net of allowance for doubtful accounts	61,912	67,643
Deferred income taxes	19,058	19,058
Prepaid expenses and other current assets	9,184	8,636
Other receivables	4,197	3,163

Total current assets	206,235	202,124

Equipment, at cost	863,804	886,811
Less accumulated depreciation	(523,748)	(572,327)

Equipment, net	340,056	314,484

Goodwill	194,243	212,473
Other intangible assets, net	100,188	112,419
Deferred financing costs, net	17,143	15,522
Other assets	29,971	26,930

Total assets	$887,836	$883,952

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,888	$15,574
Accrued compensation and related expenses	17,311	18,654
Accrued interest payable	3,789	9,555
Other accrued liabilities	32,887	38,300
Current portion of long-term debt	16,902	10,139

Total current liabilities	94,777	92,222

Long-term debt, net of current portion	463,455	457,737
Senior notes	187,533	187,738
Other liabilities	3,737	2,327
Deferred income taxes	103,572	102,151

Total liabilities	853,074	842,175

Stockholders’ equity:
Common stock	516	523
Treasury stock	(2,333)	(2,379)
Additional paid-in capital	10,652	14,891
Accumulated comprehensive loss	(2,392)	(1,297)
Retained earnings	21,477	18,414

Total stockholders’ equity attributable to Alliance HealthCare Services, Inc.	27,920	30,152
Noncontrolling interest	6,842	11,625

Total stockholders’ equity	34,762	41,777

Total liabilities and stockholders’ equity	$887,836	$883,952

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2009	2010
Operating activities:
Net income (loss)	$13,547	$(209)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for doubtful accounts	1,976	615
Share-based payment	4,492	4,189
Depreciation and amortization	79,636	78,981
Amortization of deferred financing costs	1,742	2,037
Accretion of discount on long term debt	1,705	1,140
Adjustment of derivatives to fair value	(405)	81
Distributions (less than) greater than undistributed earnings from investees	(567)	1,125
Deferred income taxes	6,655	(2,230)
Excess tax benefit from share-based payment arrangements	(8)	—
Gain on sale of assets	(977)	(627)
Gain on contingent consideration	—	(244)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(2,898)	(4,696)
Prepaid expenses and other current assets	3,212	847
Other receivables	744	1,034
Other assets	(1,764)	225
Accounts payable	(3,776)	(4,742)
Accrued compensation and related expenses	(282)	1,299
Accrued interest payable	5,121	5,766
Income taxes payable	(277)	85
Other accrued liabilities	748	423

Net cash provided by operating activities	108,624	85,099

Investing activities:
Equipment purchases	(51,389)	(43,835)
Decrease (increase) in deposits on equipment	270	(1,956)
Acquisitions, net of cash received	(760)	(32,221)
Decrease in cash in escrow	2,947	485
Investment in unconsolidated joint venture	(240)	(250)
Proceeds from sale of assets	6,459	2,178

Net cash used in investing activities	(42,713)	(75,599)

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2009	2010
Financing activities:
Principal payments on equipment debt	(6,204)	(5,317)
Proceeds from equipment debt	415	358
Principal payments on term loan facility	—	(3,450)
Principal payments on senior subordinated notes	—	(5,582)
Payments of debt issuance costs	(257)	(416)
Noncontrolling interest in subsidiaries	(3,490)	(3,382)
Proceeds from shared-based payment arrangements	51	76
Purchase of treasury stock	—	(47)
Excess tax benefit from share-based payment arrangements	8	—

Net cash used in financing activities	(9,477)	(17,760)

Net increase (decrease) in cash and cash equivalents	56,434	(8,260)
Cash and cash equivalents, beginning of period	73,305	111,884

Cash and cash equivalents, end of period	$129,739	$103,624

Supplemental disclosure of cash flow information:
Interest paid	$25,555	$28,361
Income taxes paid, net of refunds	(1,202)	165

Supplemental disclosure of non-cash investing and financing activities:
Net book value of assets exchanged	$2,132	$1,602
Capital lease obligations related to the purchase of equipment	6,955	575
Capital lease obligations transferred	(707)	—
Comprehensive (loss) gain from hedging transactions, net of taxes	(464)	1,095
Equipment purchases in accounts payable	595	585
Contingent consideration for acquisitions	—	3,958

ALLIANCE HEALTHCARE SERVICES, INC.

ADJUSTED EBITDA

(in thousands)

Adjusted EBITDA, as defined by the Company’s management, represents net income before: interest expense, net of interest income; income taxes; depreciation expense; amortization expense; net income attributable to noncontrolling interests; non-cash share-based compensation; severance and related costs; loss on extinguishment of debt; fees and expenses related to acquisitions and other non-cash charges included in other (income) expense, net, which includes non-cash losses on sales of equipment. The components used to reconcile net income to Adjusted EBITDA are consistent with our historical presentation of Adjusted EBITDA. Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles, or “GAAP.”

Management uses Adjusted EBITDA, and believes it is a useful measure for investors, for a variety of reasons. Management regularly communicates its Adjusted EBITDA results and management’s interpretation of such results to its board of directors. Management also compares the Company’s Adjusted EBITDA performance against internal targets as a key factor in determining cash incentive compensation for executives and other employees, largely because management feels that this measure is indicative of how our diagnostic imaging and radiation oncology business is performing and is being managed. Management believes that Adjusted EBITDA is a particularly useful comparative measure within the Company’s industry. The diagnostic imaging and radiation oncology industry continues to experience significant consolidation. These activities have led to significant charges to earnings, such as those resulting from acquisition costs, and to significant variations among companies with respect to capital structures and cost of capital (which affect interest expense) and differences in taxation and book depreciation of facilities and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. In addition, management believes that because of the variety of equity awards used by companies, the varying methodologies for determining non-cash share-based compensation expense among companies and from period to period, and the subjective assumptions involved in that determination, excluding non-cash share-based compensation from Adjusted EBITDA enhances company-to-company comparisons over multiple fiscal periods and enhances the Company’s ability to analyze the performance of its diagnostic imaging and radiation oncology business.

Adjusted EBITDA may not be directly comparable to similarly titled measures reported by other companies. In addition, Adjusted EBITDA has other limitations as an analytical financial measure. These limitations include the fact that Adjusted EBITDA is calculated before recurring cash charges including interest expense, income taxes and severance costs, and is not adjusted for capital expenditures, the replacement cost of assets or other recurring cash requirements of the Company’s business. Adjusted EBITDA also does not reflect any cost for equity awards to employees. In the future, the Company expects that it may incur expenses similar to the excluded items discussed above. Accordingly, the exclusion of these and other similar items in the Company’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Management compensates for the limitations of using Adjusted EBITDA as an analytical measure by relying on the Company’s GAAP results to evaluate its operating performance and by considering independently the economic effects of the items that are or are not reflected in Adjusted EBITDA. Management also compensates for these limitations by providing GAAP-based disclosures concerning the excluded items in the Company’s financial disclosures. As a result of these limitations, however, Adjusted EBITDA should not be considered as an alternative to net income, as calculated in accordance with GAAP, or as an alternative to any other GAAP measure of operating performance.

The calculation of Adjusted EBITDA is shown below:

	Third Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2010	2009	2010
Net income (loss) attributable to Alliance HealthCare Services, Inc.	$3,022	$(980)	$11,517	$(3,063)
Income tax expense (benefit)	2,053	(799)	8,269	(1,485)
Interest expense and other, net	11,166	12,629	33,380	38,752
Amortization expense	2,721	3,308	8,258	9,201
Depreciation expense	24,184	22,995	71,378	69,780
Share-based payment (included in selling, general and administrative expenses)	1,445	1,329	4,443	4,159
Noncontrolling interest in subsidiaries	783	880	2,030	2,854
Severance and related costs	462	303	750	846
Transaction costs	79	756	880	1,543
Other non-cash charges (included in other income and expenses, net)	309	3	1,158	511

Adjusted EBITDA	$46,224	$40,424	$142,063	$123,098

The reconciliation from net income (loss) to Adjusted EBITDA for the 2010 guidance range is shown below (in millions):

	2010 Full Year Guidance Range
Net (loss) income	($5)	$5
Income tax (benefit) expense	(4)	4
Depreciation expense; amortization expense; interest expense and other, net; noncontrolling interest in subsidiaries; share-based payment and other expenses	164	171

Adjusted EBITDA	$155	$180

ALLIANCE HEALTHCARE SERVICES, INC.

SELECTED STATISTICAL INFORMATION

	Third Quarter Ended September 30,
	2009	2010
MRI
Average number of total systems	276.7	285.0
Average number of scan-based systems	240.2	242.1
Scans per system per day (scan-based systems)	8.74	8.24
Total number of scan-based MRI scans	141,392	128,913
Price per scan	$383.92	$380.87

Scan-based MRI revenue (in millions)	$54.3	$49.1
Non-scan based MRI revenue (in millions)	4.5	5.0
Total MRI revenue (in millions)	$58.8	$54.1

PET and PET/CT
Average number of systems	119.2	118.0
Scans per system per day	5.88	5.59
Total number of PET and PET/CT scans	45,415	43,401
Price per scan	$1,089	$1,047

Total PET and PET/CT revenue (in millions)	$50.0	$45.8

Revenue breakdown (in millions)
Total MRI revenue	$58.8	$54.1
PET and PET/CT revenue	50.0	45.8
Radiation oncology revenue	8.8	11.7
Other modalities and other revenue	6.6	9.5

Total revenues	$124.2	$121.1

Total fixed-site revenue (in millions)	2009	2010

Third quarter ended September 30	$27.7	$30.3

ALLIANCE HEALTHCARE SERVICES, INC.

SELECTED STATISTICAL INFORMATION

MRI REVENUE GAP

(in millions)

The Company utilizes the MRI revenue gap as a statistical measure of its MRI client losses and new client contracts. The MRI revenue gap is calculated by measuring the difference between (a) the quarterly MRI revenue run rate lost as a result of clients choosing to terminate contracts with the Company, excluding clients for which Alliance provides interim service and clients that the Company elects to terminate, and (b) projected quarterly new MRI revenue from new client contracts commencing service in the quarter.

The MRI revenue gap for the last eight calendar quarters and the last twelve month period ended September 30, 2010 is as follows:

	(a) Revenue Lost	(b) New Revenue	MRI Revenue Gap
2008
Fourth Quarter	($7.7)	$4.0	($3.7)

2009
First Quarter	(5.7)	2.3	(3.4)
Second Quarter	(9.0)	6.8	(2.2)
Third Quarter	(12.5)	4.2	(8.3)
Fourth Quarter	(12.8)	7.4	(5.4)

2010
First Quarter	(7.3)	5.2	(2.1)
Second Quarter	(5.6)	6.6	1.0
Third Quarter	(4.8)	7.0	2.2
Last Twelve Months Ended
September 30, 2010	($30.5)	$26.2	($4.3)